PROSPECTUS AND			PRICING SUPPLEMENT NO. 24
PROSPECTUS SUPPLEMENT,		Effective at 10:26 AM ET
each dated July 13, 1995	March 14, 1996
CUSIP: 24422EGP8			Commission File No.: 33-60383
					Filed pursuant to Rule 424(b)(3)


		U.S. $683,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15, 							and at Maturity

PRINCIPAL AMOUNT:				$50,000,000

DATE OF ISSUE:				March 19, 1996

MATURITY DATE:				March 15, 2006

INTEREST RATE:				6.85% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			Deutsche Morgan Grenfell/
C.  J. Lawrence Inc. has purchased
						the Senior Notes as principal at
						a price of 99.663% of the
						aggregate principal amount of the
						Senior Notes.






Deutsche Morgan Grenfell
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